Exhibit 3.7

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

USS PRODUCTS INVESTOR LLC

(Pursuant to Sec 18-202 of the Delaware Limited Liability Company Act)

FIRST:	The name of the limited liability company is USS PRODUCTS INVESTOR LLC.

SECOND:	The Certificate of Formation is hereby amended to change Article First of the Certificate of Formation.

THIRD:	To accomplish the foregoing, the name of the limited liability company should be set forth and amended as follows:

“FIRST; The name of the limited liability company is AMERICAN PETROLEUM TANKERS LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation on the 28th day of July, 2009.

USS PRODUCTS INVESTOR LLC

By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS, L.P., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ David I Foley
David I. Foley
Senior Managing Director

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:23 PM 07/26/2006

Filed 06:21 PM 07/26/2006

SRV 060705646 - 4196168 File

CERTIFICATE OF FORMATION

OF

USS PRODUCTS INVESTOR LLC

* * * * * * *

FIRST:	The name of the limited liability company is USS PRODUCTS INVESTOR LLC.

SECOND:	The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington. DE. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of USS Products Investor LLC this 26th day of July, 2006.

/s/ Paul Gridley
Paul Gridley, Authorized Person